Exhibit 10.2

ALLARITY THERAPEUTICS, INC.

FIRST AMENDMENT TO
SECURITY AGREEMENT

This First Amendment to Security Agreement (this “Agreement”) dated as of April 10, 2023 (the “Effective Date”) is entered into by and between Allarity Therapeutics, Inc. (the “Company”) and 3i, LP, a Delaware limited liability partnership (the “Holder”).

RECITALS

A. The Holder and the Company entered into a certain Secured Note Purchase Agreement dated November 22, 2022 (the “Original Agreement”), pursuant to which the Company sold and issued three secured promissory notes, substantially in the form of the Secured Promissory Note attached as Exhibit A to the Original Agreement (the “Note”), to the Holder for the following amounts (the “Original Notes”): (i) an aggregate principal amount of $350,000 issued on November 28, 2022 (the “Initial Closing Date”), (ii) an aggregate principal amount of $1,666,640 issued on the Initial Closing Date, which represents the payment of $1,666,640 due to 3i, LP in certain Alternative Conversion Floor Amounts that began to accrue on July 14, 2022, and (iii) an aggregate principal amount of $650,000 issued on December 30, 2022, upon the Holder’s waiver of the conditions precedent relating to an offering and stockholders approval to increase the authorized shares of common stock, as set forth in Section 2(b) of the Original Agreement.

B. The Original Notes and amounts due thereunder are outstanding as of the Effective Date, and such obligations are and continue to be secured for the benefit of the Holder pursuant to terms of the Security Agreement dated November 23, 2022, by and between the Company and the Holder (the “Original Security Agreement”).

C. The Holder and the Company amended the Original Agreement to provide for the additional sale and purchase of notes (the “Additional Notes”), and agreed that all such obligations under the Notes issued thereunder shall be secured by the Collateral pursuant to the Original Security Agreement.

D. The Holder and the Company desire to amend the recital to the Original Security Agreement to reflect the Additional Notes.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Recital. Recital of the Original Security Agreement is hereby deleted in its entirety and replaced by the following:

“The Holder and the Company have executed the Secured Note Purchase Agreement dated as of November 23, 2022, as amended from time to time (the “Purchase Agreement”), and the Holder has been issued one or more Secured Promissory Notes (as they may be amended from time to time, each, a “Note” and collectively, the “Notes”) which are part of a series of Notes issued by the Company pursuant to the Purchase Agreement. The Notes and the Purchase Agreement provide that the obligations under such Notes will be secured by the assets of the Company pursuant to this Agreement.”

2. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Holder.

(b) Entire Agreement. This Agreement together with the Original Security Agreement constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and the Holder with respect to the subject matter hereof. Except as amended by this Agreement, the Original Security Agreement shall continue in full force and effect.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

ALLARITY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ James G. Cullem
Name:	James G. Cullem
Title:	Chief Executive Officer

Signature Page to First Amendment to Security Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

HOLDER:

3i, L.P.,
a Delaware limited partnership

By:	/s/ Maier Tarlow
Name:	Maier Tarlow
Title:	Manager of the GP

Signature Page to First Amendment to Security Agreement